77Q1(a)

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2010

Sub-Item 77Q1(a): Amendments to Constituent Instruments Described in Item 77G

Submission of the Amended and Restated Declaration of Trust is incorporated by reference to item (a)(6) of Post-Effective Amendment No. 53 to the Registration Statement filed on Form N-1A on May 7, 2010.